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FILED#C9474-00
                                                                Filing  fee:
                                                                Receipt  #:
APR.  02  2002               Restated  Articles  of  Incorporation
IN  THE  OFFICE  OF               (PURSUANT  TO  NRS  78)
DEAN  HELLER,                        STATE  OF  NEVADA
SECRETARY  OF  STATE                Secretary  of  State



(For  filing  office  use)                                        (For  filing
office  use)
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                                    ARTICLE 1
                                      NAME
                                      ----

The  name  of  the  corporation  is:     BLUE  INDUSTRIES  INC.
                                         ----------------------


                                    ARTICLE 2
             NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE
             -------------------------------------------------------

The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000) shares, of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following.

(a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;


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(f)     Voting  powers,  if  any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and

(g) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.


                                    ARTICLE 3
                             PURPOSE OF CORPORATION
                             ----------------------

The  purpose  of  the  corporation  shall  be:     any  lawful  purpose.
                                                   --------------------


                                    ARTICLE 4
                                  OTHER MATTERS
                                  -------------

No  other  matters.


                                    ARTICLE 5
                  APPROVAL OF RESTATED ARTICLES BY SHAREHOLDERS
                  ---------------------------------------------

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment/restated articles is: 83.9%.
                                                                          ------


                                    ARTICLE 6
                              OFFICERS' SIGNATURES
                              --------------------


"Fernand  Leloroux"                              "Cyril  Heitler"
__________________________                    ____________________________
Fernand  Leloroux,  President                    Cyril  Heitzler,  Secretary